Exhibit 99.1

Press Contact:	Investor Relations Contact:

Robyn Jenkins-Blum	Marilyn Mora
Cisco	Cisco
1 (408) 853-9848	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2014 EARNINGS

Cisco transformation delivers record year and quarter of non-GAAP EPS

•	Q4 Revenue: $12.4 billion (flat year over year)

•	Q4 Earnings per Share: $0.43 GAAP; $0.55 non-GAAP

•	FY 2014 Revenue: $47.1 billion (decrease of 3% year over year)

•	FY 2014 Earnings per Share: $1.49 GAAP; $2.06 non-GAAP

SAN JOSE, Calif. — August 13, 2014 — Cisco, the worldwide leader in networking that transforms how people connect, communicate and collaborate, today reported its fourth quarter and fiscal year results for the period ended July 26, 2014. Cisco reported fourth quarter revenue of $12.4 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.2 billion or $0.43 per share, and non-GAAP net income of $2.8 billion or $0.55 per share.

“We are executing well in a tough environment and delivered our best non-GAAP earnings per share quarter in our history. I’m pleased with how we are transforming our company over the past several years and that journey continues,” stated John Chambers, Cisco chairman and chief executive officer. “We are focused on growth, innovation and talent, especially in the areas of security, data center, software, cloud and internet of everything. Our strategy is sound, our financials are strong, and our market leadership is secure. We have the team in place to deliver and are uniquely positioned to help our customers solve their biggest business problems.”

Q4 GAAP Results

	Q4 2014	Q4 2013	Vs. Q4 2013
Revenue	$12.4 billion	$12.4 billion	(0.5)%
Net Income	$2.2 billion	$2.3 billion	(1.0)%
Earnings per Share	$0.43	$0.42	2.4%

Q4 Non-GAAP Results

	Q4 2014	Q4 2013	Vs. Q4 2013
Net Income	$2.8 billion	$2.8 billion	(0.4)%
Earnings per Share	$0.55	$0.52	5.8%

Fiscal Year GAAP Results

	FY 2014	FY 2013	Vs. FY 2013
Revenue	$47.1 billion	$48.6 billion	(3.0)%
Net Income	$7.9 billion	$10.0 billion	(21.3)%
Earnings per Share	$1.49	$1.86	(19.9)%

Fiscal Year Non-GAAP Results

	FY 2014	FY 2013	Vs. FY 2013
Net Income	$10.9 billion	$10.9 billion	—%
Earnings per Share	$2.06	$2.02	2.0%

A reconciliation between net income on a GAAP basis and non-GAAP net income is provided in the table following the Consolidated Statements of Operations.

Cisco will discuss fourth quarter and fiscal year 2014 results and business outlook on a conference call and webcast at 1:30 p.m. Pacific Time today. Call information and related charts are available at http://investor.cisco.com.

Cash and Cash Equivalents and Investments

•	Cash flows from operations were $3.6 billion for the fourth quarter of fiscal 2014, compared with $3.2 billion for the third quarter of fiscal 2014, and compared with $4.0 billion for the fourth quarter of fiscal 2013. Cash flows from operations were $12.3 billion for fiscal 2014, compared with $12.9 billion for fiscal 2013.

•	Cash and cash equivalents and investments were $52.1 billion at the end of the fourth quarter of fiscal 2014, compared with $50.5 billion at the end of the third quarter of fiscal 2014, and compared with $50.6 billion at the end of the fourth quarter of fiscal 2013.

Dividends and Stock Repurchase Program

•	During the fourth quarter of fiscal 2014:

•	Cisco paid a cash dividend of $0.19 per common share, or $974 million.

•	Cisco repurchased approximately 61 million shares of common stock under the stock repurchase program at an average price of $25.11 per share for an aggregate purchase price of $1.5 billion.

•	During fiscal year 2014:

•	Cisco paid cash dividends of $0.72 per common share, or $3.8 billion.

•	Cisco repurchased approximately 420 million shares of common stock under the stock repurchase program at an average price of $22.71 per share for an aggregate purchase price of $9.5 billion. As of July 26, 2014, Cisco had repurchased and retired 4.3 billion shares of Cisco common stock at an average price of $20.63 per share for an aggregate purchase price of approximately $88.4 billion since the inception of the stock repurchase program. The remaining authorized amount for stock repurchases under this program is approximately $8.6 billion with no termination date.

“We returned a record $13.3 billion to shareholders this fiscal year through share buybacks and dividends,” stated Frank Calderoni, Cisco executive vice president and chief financial officer. “We remain committed to delivering value to our shareholders through our capital allocation strategy and continued investment in our long-term growth opportunities.”

Internet of Everything

•	Cisco and leaders of the city of Hamburg signed a Memorandum of Understanding to create specific pilot projects around smart traffic, smart street lighting, infrastructure sensing and remote citizen services.

•	Cisco and leaders of the city of Kansas City, Missouri signed a letter of intent to launch a plan to enhance connectivity and innovation through the Smart+Connected Communities™ framework.

•	Cisco collaborated with the municipalities of Copenhagen, Albertslund and Frederikssund in Denmark, to research and develop tomorrow’s digital infrastructure, the Internet of Everything (IoE), with the goal of strengthening services for citizens while supporting Copenhagen’s climate targets.

•	Cisco and the Barcelona City Council announced plans to open a Cisco Global IoE Innovation Center in Barcelona to provide a platform for research, technological development and new market opportunities related to the IoE for smart cities.

Fast IT

•	Cisco continued to implement its vision for Application Centric Infrastructure (ACI) with plans to release the Application Policy Infrastructure Controller (APIC), ACI fabric mode for Cisco Nexus® 9000 Series switches, UCS Director support for ACI, industry-leading hardware and software innovations across its portfolio, and a market strategy that includes a robust ecosystem, Cisco validated designs, and new Cisco Services for ACI.

•	Cisco added the Cisco WAN Automation Engine (WAE) to its Evolved Services Platform (ESP), marking another key milestone in Cisco’s network function virtualization (NFV) and software-defined networking (SDN) strategy.

•	Cisco unveiled three new personal collaboration tools, the DX70, DX80 and Cisco Collaboration Meeting Rooms, designed to help customers quickly and simply connect people, conversations and data.

•	Cisco launched Cisco Small Cell Enterprise Select, a program designed to enable mobile network operators to effectively scale small cell deployments for enterprises that need cost-effective mobility solutions. The program provides a mutually beneficial model for partners, mobile operators and enterprises to enable a seamless, scalable and intelligent solution.

•	Cisco estimates that global Internet Protocol (IP) traffic will increase nearly three-fold over the next five years due to more Internet users and devices, faster broadband speeds and more video viewing, according to a report entitled “Cisco Visual Networking Index: Forecast and Methodology, 2013 to 2018.”

•	IDC ranked Cisco the number one provider of x86 blade servers in the Americas, measured by revenue market share, according to the IDC Worldwide Quarterly Server Tracker, 2014 Q1, May 2014.

Innovation

•	Cisco acquired ThreatGRID, a provider of dynamic malware analysis and threat intelligence technology, both on-premise and in the cloud, designed to help organizations and security teams defend proactively against and quickly respond to advanced cyber-attacks and malware outbreaks.

•	Cisco acquired Assemblage, a company that provides tools and infrastructure designed to enable simple, one-click browser-to-browser collaboration without the need for downloads, plugins or installations.

•	Cisco acquired Tail-f Systems, a leader in multivendor network service orchestration solutions for traditional and virtualized networks, to accelerate Cisco’s cloud virtualization strategy of delivering software that increases value of customer applications and services.

•	Cisco Investments, the corporate venture capital arm of Cisco, announced it is allocating an additional $150 million to fund early-stage companies focused on next horizon “themes” to accelerate the development of disruptive technology markets, including big data and analytics, the Internet of Things, connected mobility, storage, silicon, the content technology ecosystem and India innovation.

•	Cisco Investments announced the Cisco Canada Innovation Program, a strategy to invest CAD $150 million to support and accelerate innovation in Canada.

•	Cisco Investments announced an additional allocation of $40 million to fund early-stage firms in India focused on products and technologies that are unique and relevant to India and other emerging markets.

Editor’s Notes:

•	The Q4 and fiscal year 2014 conference call to discuss Cisco’s results along with its business outlook will be held on Wednesday, August 13, 2014 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•	Conference call replay will be available from 4:00 p.m. Pacific Time, August 13, 2014 to 11:59 p.m. Pacific Time, on September 1, 2014 at 1-888-403-4665 (United States) or 1-203-369-3148 (international). The replay will also be available via webcast from August 13, 2014 through October 17, 2014 on the Cisco Investor Relations website at http://investor.cisco.com.

•	Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 13, 2014. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://investor.cisco.com.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide leader in IT that helps companies seize the opportunities of tomorrow by proving that amazing things can happen when you connect the previously unconnected. For ongoing news, please go to http://thenetwork.cisco.com.

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This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our focus on growth, innovation and talent, especially in the areas of security, data center, software, cloud and IoE; our strategy and market leadership; our ability to help customers solve their biggest business problems; and our ability to deliver value to shareholders through our capital allocation strategy and our continued investment in long-term growth opportunities) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, including our foundational priorities, and in certain geographical locations; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on May 22, 2014 and September 10, 2013, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three months and the year ended July 26, 2014 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP effective tax rates, non-GAAP net income per share data, non-GAAP inventory turns and free cash flow.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP net income per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the periods presented. Cisco believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because of its intent to return a stated percentage of free cash flow to shareholders in the form of dividends and stock repurchases. Cisco further regards free cash flow as a useful measure because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock, after deducting capital investments.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, impact to cost of sales from purchase accounting adjustments to inventory, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation and other contingencies (such as the supplier component remediation charge in the second quarter of fiscal 2014 and the patent litigation settlement with TiVo, Inc. incurred in the fourth quarter of fiscal 2013), the income tax effects of the foregoing, and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Copyright © 2014 Cisco and/or its affiliates. All rights reserved. Cisco, the Cisco logo, Cisco Nexus, Cisco Visual Networking Index and Smart+Connected Communities are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. To view a list of Cisco trademarks, go to: www.cisco.com/go/trademarks. Third-party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 26, 2014	July 27, 2013	July 26, 2014	July 27, 2013
REVENUE:
Product	$9,532	$9,736	$36,172	$38,029
Service	2,825	2,681	10,970	10,578

Total revenue	12,357	12,417	47,142	48,607

COST OF SALES:
Product	3,976	4,154	15,641	15,541
Service	976	916	3,732	3,626

Total cost of sales	4,952	5,070	19,373	19,167

GROSS MARGIN	7,405	7,347	27,769	29,440
OPERATING EXPENSES:
Research and development	1,593	1,517	6,294	5,942
Sales and marketing	2,473	2,360	9,503	9,538
General and administrative	508	590	1,934	2,264
Amortization of purchased intangible assets	68	66	275	395
Restructuring and other charges	82	—	418	105

Total operating expenses	4,724	4,533	18,424	18,244

OPERATING INCOME	2,681	2,814	9,345	11,196
Interest income	183	171	691	654
Interest expense	(142)	(143)	(564)	(583)
Other income (loss), net	56	29	243	(40)

Interest and other income (loss), net	97	57	370	31

INCOME BEFORE PROVISION FOR INCOME TAXES	2,778	2,871	9,715	11,227
Provision for income taxes	531	601	1,862	1,244

NET INCOME	$2,247	$2,270	$7,853	$9,983

Net income per share:
Basic	$0.44	$0.42	$1.50	$1.87

Diluted	$0.43	$0.42	$1.49	$1.86

Shares used in per-share calculation:
Basic	5,121	5,367	5,234	5,329

Diluted	5,172	5,437	5,281	5,380

Cash dividends declared per common share	$0.19	$0.17	$0.72	$0.62

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Fiscal Year Ended
	July 26, 2014	July 27, 2013	July 26, 2014	July 27, 2013
GAAP net income	$2,247	$2,270	$7,853	$9,983
Adjustments to cost of sales:
Share-based compensation expense	49	42	195	178
Amortization of acquisition-related intangible assets	180	153	710	569
Supplier component remediation charge	—	—	655	—
Impact to cost of sales from purchase accounting adjustments to inventory	—	—	—	40
TiVo patent litigation settlement	—	172	—	172
Acquisition-related/divestiture costs	1	1	2	1

Total adjustments to GAAP cost of sales	230	368	1,562	960

Adjustments to operating expenses:
Share-based compensation expense	291	198	1,158	947
Amortization of acquisition-related intangible assets	68	66	275	395
Acquisition-related/divestiture costs	102	59	585	129
Significant asset impairments and restructurings	82	—	418	55

Total adjustments to GAAP operating expenses	543	323	2,436	1,526

Total adjustments to GAAP income before provision for income taxes	773	691	3,998	2,486

Income tax effect of non-GAAP adjustments	(185)	(114)	(834)	(620)
Significant tax matters	—	—	(154)	(983)

Total adjustments to GAAP provision for income taxes	(185)	(114)	(988)	(1,603)

Non-GAAP net income	$2,835	$2,847	$10,863	$10,866

Diluted net income per share:
GAAP	$0.43	$0.42	$1.49	$1.86

Non-GAAP	$0.55	$0.52	$2.06	$2.02

RECONCILIATION OF GAAP TO NON-GAAP EFFECTIVE TAX RATE

	Three Months Ended		Fiscal Year Ended
	July 26, 2014	July 27, 2013	July 26, 2014	July 27, 2013
GAAP effective tax rate	19.1%	20.9%	19.2%	11.1%
Tax effect of non-GAAP adjustments to net income	1.1%	(0.8)%	1.6%	9.7%

Non-GAAP effective tax rate	20.2%	20.1%	20.8%	20.8%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 26, 2014	July 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$6,726	$7,925
Investments	45,348	42,685
Accounts receivable, net of allowance for doubtful accounts of $265 at July 26, 2014 and $228 at July 27, 2013	5,157	5,470
Inventories	1,591	1,476
Financing receivables, net	4,153	4,037
Deferred tax assets	2,808	2,616
Other current assets	1,331	1,312

Total current assets	67,114	65,521
Property and equipment, net	3,252	3,322
Financing receivables, net	3,918	3,911
Goodwill	24,239	21,919
Purchased intangible assets, net	3,280	3,403
Other assets	3,331	3,115

TOTAL ASSETS	$105,134	$101,191

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$508	$3,283
Accounts payable	1,032	1,029
Income taxes payable	159	192
Accrued compensation	3,181	3,182
Deferred revenue	9,478	9,262
Other current liabilities	5,451	5,048

Total current liabilities	19,809	21,996
Long-term debt	20,401	12,928
Income taxes payable	1,851	1,748
Deferred revenue	4,664	4,161
Other long-term liabilities	1,748	1,230

Total liabilities	48,473	42,063
Total equity	56,661	59,128

TOTAL LIABILITIES AND EQUITY	$105,134	$101,191

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fiscal Year Ended
	July 26, 2014	July 27, 2013
Cash flows from operating activities:
Net income	$7,853	$9,983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	2,432	2,451
Share-based compensation expense	1,348	1,120
Provision for receivables	79	44
Deferred income taxes	(678)	(37)
Excess tax benefits from share-based compensation	(118)	(92)
(Gains) losses on investments and other, net	(299)	(91)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	340	(1,001)
Inventories	(109)	218
Financing receivables	(119)	(723)
Other assets	33	(27)
Accounts payable	(23)	164
Income taxes, net	191	(239)
Accrued compensation	(42)	134
Deferred revenue	659	598
Other liabilities	785	392

Net cash provided by operating activities	12,332	12,894

Cash flows from investing activities:
Purchases of investments	(36,317)	(36,608)
Proceeds from sales of investments	18,193	14,799
Proceeds from maturities of investments	15,660	17,909
Acquisition of businesses, net of cash and cash equivalents acquired	(2,989)	(6,766)
Purchases of investments in privately held companies	(384)	(225)
Return of investments in privately held companies	213	209
Acquisition of property and equipment	(1,275)	(1,160)
Proceeds from sales of property and equipment	232	141
Other	24	(67)

Net cash used in investing activities	(6,643)	(11,768)

Cash flows from financing activities:
Issuances of common stock	1,907	3,338
Repurchases of common stock - repurchase program	(9,413)	(2,773)
Shares repurchased for tax withholdings on vesting of restricted stock units	(430)	(330)
Short-term borrowings, original maturities less than 90 days, net	(2)	(20)
Issuances of debt	8,001	24
Repayments of debt	(3,276)	(16)
Excess tax benefits from share-based compensation	118	92
Dividends paid	(3,758)	(3,310)
Other	(35)	(5)

Net cash used in financing activities	(6,888)	(3,000)

Net decrease in cash and cash equivalents	(1,199)	(1,874)
Cash and cash equivalents, beginning of fiscal year	7,925	9,799

Cash and cash equivalents, end of fiscal year	$6,726	$7,925

Supplemental cash flow information:
Cash paid for interest	$682	$682
Cash paid for income taxes, net	$2,349	$1,519

Certain reclassifications have been made to prior year amounts to conform to the current year’s presentation.

CASH AND CASH EQUIVALENTS AND INVESTMENTS

(In millions)

	July 26, 2014	July 27, 2013
Cash and cash equivalents and investments:
Cash and cash equivalents	$6,726	$7,925
Fixed income securities	43,396	39,888
Publicly traded equity securities	1,952	2,797

Total	$52,074	$50,610

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES

TO FREE CASH FLOW (NON-GAAP)

(In millions)

	Three Months Ended
	July 26, 2014	April 26, 2014	July 27, 2013
Net cash provided by operating activities	$3,612	$3,198	$3,986
Acquisition of property and equipment	(325)	(373)	(317)

Free cash flow	$3,287	$2,825	$3,669

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2014
July 26, 2014	$0.19	$974	61	$25.11	$1,514	$2,488
April 26, 2014	0.19	974	90	$22.24	2,005	2,979
January 25, 2014	0.17	896	185	$21.73	4,020	4,916
October 26, 2013	0.17	914	84	$23.65	2,000	2,914

Total	$0.72	$3,758	420	$22.71	$9,539	$13,297

Fiscal 2013
July 27, 2013	$0.17	$918	47	$24.80	$1,160	$2,078
April 27, 2013	0.17	905	41	$20.85	860	1,765
January 26, 2013	0.14	743	25	$20.15	500	1,243
October 27, 2012	0.14	744	15	$16.44	253	997

Total	$0.62	$3,310	128	$21.63	$2,773	$6,083

ACCOUNTS RECEIVABLE AND DSO

(In millions, except DSO)

	July 26, 2014	April 26, 2014	July 27, 2013
Accounts receivable, net	$5,157	$4,443	$5,470
Days sales outstanding in accounts receivable (DSO)	38	35	40

INVENTORIES

(In millions)

	July 26, 2014	April 26, 2014	July 27, 2013
Inventories:
Raw materials	$77	$57	$105
Work in process	5	5	24
Finished goods:
Distributor inventory and deferred cost of sales	595	623	572
Manufactured finished goods	606	550	480

Total finished goods	1,201	1,173	1,052
Service-related spares	273	255	256
Demonstration systems	35	38	39

Total	$1,591	$1,528	$1,476

INVENTORY TURNS AND RECONCILIATION OF GAAP TO NON-GAAP

COST OF SALES USED IN INVENTORY TURNS

(In millions, except annualized inventory turns)

	Three Months Ended
	July 26, 2014	April 26, 2014	July 27, 2013
Annualized inventory turns - GAAP	12.7	11.8	13.8
Cost of sales adjustments	(0.6)	(0.6)	(1.0)

Annualized inventory turns - non-GAAP	12.1	11.2	12.8
GAAP cost of sales	$4,952	$4,539	$5,070
Cost of sales adjustments:
Share-based compensation expense	(49)	(51)	(42)
Amortization of acquisition-related intangible assets	(180)	(181)	(153)
TiVo patent litigation settlement	—	—	(172)
Acquisition-related/divestiture costs	(1)	(1)	(1)

Non-GAAP cost of sales	$4,722	$4,306	$4,702

DEFERRED REVENUE

(In millions)

	July 26, 2014	April 26, 2014	July 27, 2013
Deferred revenue:
Service	$9,640	$8,746	$9,403
Product:
Unrecognized revenue on product shipments and other deferred revenue	3,924	3,669	3,340
Cash receipts related to unrecognized revenue from two-tier distributors	578	736	680

Total product deferred revenue	4,502	4,405	4,020

Total	$14,142	$13,151	$13,423

Reported as:
Current	$9,478	$9,198	$9,262
Noncurrent	4,664	3,953	4,161

Total	$14,142	$13,151	$13,423

SUMMARY OF SHARE-BASED COMPENSATION EXPENSE

(In millions)

	Three Months Ended		Fiscal Year Ended
	July 26, 2014	July 27, 2013	July 26, 2014	July 27, 2013
Cost of sales - product	$11	$9	$45	$40
Cost of sales - service	38	33	150	138

Share-based compensation expense in cost of sales	49	42	195	178

Research and development	105	58	411	286
Sales and marketing	141	101	549	484
General and administrative	45	39	198	175
Restructuring and other charges	(1)	—	(5)	(3)

Share-based compensation expense in operating expenses	290	198	1,153	942

Total share-based compensation expense	$339	$240	$1,348	$1,120

Income tax benefit for share-based compensation	$78	$53	$324	$285